Exhibit 99.1

FOR IMMEDIATE RELEASE

Hycroft Announces Exercise and Closing of Underwriters’ Option

WINNEMUCCA, Nev., July 14, 2025 – Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or the “Company”) announces the exercise and closing of the underwriters’ over-allotment option to purchase: (i) an additional 1,324,117 of our Class A Common Stock at the public offering price of $3.49 per share and (ii) an additional 937,500 warrants at the public offering price of $0.02 per warrant. The exercise of the underwriters’ option for the purchase of the additional Class A Common Stock closed July 11, 2025 and the exercise of the warrants closed on June 13, 2025 with the base offering.

The 30-day over-allotment option was granted in connection the Company’s previously announced underwritten public offering of 12,500,000 units at a public offering price of $3.50 per unit. Each unit consisted of one share of Class A Common Stock of the Company and one-half of one Class A Common Stock purchase warrant, with each whole warrant exercisable for 36 months to purchase one share of Class A Common Stock at a price of $4.20 per share.

After giving effect to the exercise of the underwriters’ option, the total number of Class A Common Stock sold by the Company in the public offering increased to 13,824,117 shares and warrants issued increased to 7,187,500. The gross proceeds received by the Company increased to approximately $48.4 million, before deducting underwriting discounts and offering expenses payable.

BMO Capital Markets and Paradigm Capital Inc. acted as joint book-running managers for the Offering. SCP Resource Finance LP acted as a capital markets advisor to the Company.

“We are very pleased with the strong support for Hycroft,” said Diane R. Garrett, President and Chief Executive Officer. “The additional capital from the exercise of the over-allotment option strengthens our balance sheet and enables us to accelerate exploration and development activities at the Hycroft Mine.”

Hycroft intends to use the net proceeds from the Offering for further exploration, working capital and general corporate purposes.

A shelf registration statement on Form S-3 (No. 333-279292) was filed by the Company with the U.S. Securities and Exchange Commission (the “ SEC “), as amended. A prospectus supplement relating to and describing the terms of the offering was filed with the SEC and is available on the SEC’s website at www.sec.gov.

This news release does not constitute an offer to sell or the solicitation of an offer to buy securities, nor will there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Hycroft Mining Holding Corporation

Hycroft Mining Holding Corporation is a U.S.-based gold and silver company developing the Hycroft Mine, among the world’s largest precious metals deposits located in northern Nevada, a Tier-One mining jurisdiction. After a long history of oxide heap leaching operations, the Company is focused on completing the technical studies to transition the Hycroft Mine into the next phase of commercial operations for processing the sulfide ore. In addition, the Company is engaged in a robust exploration drill program to further expand the newly discovered high-grade dominant silver systems and unlock the full potential of this world class asset, including ore amenable to heap leaching.

For further information, please contact:

info@hycroftmining.com

www.hycroftmining.com

Cautionary Note Regarding Forward-Looking Statements.

This news release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the United States Securities Exchange Act of 1934, as amended, or the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward-looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Forward-looking statements address activities, events, or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. Forward-looking statements include, but are not limited to: risks related to changes in our operations at the Hycroft Mine; industry related risks including the commercial success of, and risks related to, our exploration and development activities; and the intended use of proceeds from the offering. These risks may include the following, and the occurrence of one or more of the events or circumstances alone or in combination with other events or circumstances may have a material adverse effect on the Company’s business, cash flows, financial condition, and results of operations. Please see our “Risk Factors” outlined in our Annual Report on Form 10-K for the year ended December 31, 2024, and other reports filed with the SEC for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward- looking statements are not guarantees of future performance and that actual results, performance, or achievements may differ materially from those made in or suggested by the forward-looking statements in this news release. In addition, even if our results, performance, or achievements are consistent with the forward- looking statements contained in this news release, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this news release speak only as of the date of those statements. We undertake no obligation to update those statements or publicly announce the results of any revisions to any of those statements to reflect future events or developments.

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